Exhibit 3.5

Execution Copy

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF LIMITED PARTNERSHIP

OF

TERRA NITROGEN COMPANY, L.P.

The undersigned, desiring to amend the Certificate of Limited Partnership of Terra Nitrogen Company, L.P. pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:

FIRST: The name of the Limited Partnership is Terra Nitrogen Company, L.P.

SECOND: Article 3 of the Certificate of Limited Partnership shall be amended to read in its entirety as follows:

“General Partner. The name and the business address of the General Partner of the Partnership is Terra Nitrogen GP Inc., a Delaware corporation, Terra Centre, 600 Fourth Street, Sioux City, Iowa, 51102.”

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to Restated Certificate of Limited Partnership on this 1st day of September, 2005.

Terra Nitrogen GP Inc. a Delaware corporation, as sole general partner

By:	/s/ Francis G. Meyer
Name: Title:	Francis G. Meyer Vice President

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF LIMITED PARTNERSHIP

OF

TERRA NITROGEN COMPANY, L.P.